Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

EPIQ Systems, Inc.

Kansas City, Kansas

We have audited the accompanying consolidated balance sheets of EPIQ Systems, Inc. (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2003.  Our audits also included the schedule of valuation and qualifying accounts listed in the accompanying Schedule II.  These consolidated financial statements and schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of EPIQ Systems, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly the information set forth therein.

As discussed in Note 4 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142.

DELOITTE & TOUCHE LLP

Kansas City, Missouri

February 25, 2004 (June 21, 2004 as to notes 4 and 16)

EPIQ SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share and Per Share Data)

	December 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,347	$59,827
Accounts receivable, trade, less allowance for doubtful accounts of $340 and $5, respectively	11,337	5,109
Prepaid expenses and other	1,938	897
Deferred income taxes	1,736	—
Current assets held for sale	1,304	603
Total Current Assets	46,662	66,436

LONG-TERM ASSETS:
Property and equipment, net	11,886	11,574
Software development costs, net	2,799	1,911
Goodwill	64,188	17,449
Other intangibles, net of accumulated amortization of $4,250 and $640, respectively	16,325	3,031
Other	67	65
Long-term assets held for sale	—	7,571
Total Long-term Assets, net	95,265	41,601
Total Assets	$141,927	$108,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITES:
Accounts payable	$1,998	$1,004
Customer deposits	1,712	164
Accrued compensation	1,353	319
Income taxes payable	275	290
Other accrued expenses	315	222
Current portion of deferred acquisition price	783	241
Current maturities of long-term obligations	66	90
Current liabilities held for sale	1,137	1,011
Total Current Liabilities	7,639	3,341

LONG-TERM LIABILITIES:
Deferred income taxes	1,967	1,980
Deferred acquisition price (excluding current portion)	3,066	—
Long-term obligations (excluding current maturities)	—	289
Long-term liabilities held for sale	—	52
Total Long-term Liabilities	5,033	2,321

STOCKHOLDERS’ EQUITY:
Preferred stock - $1 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock - $0.01 par value; 50,000,000 shares authorized; issued and outstanding - 17,780,854 and 16,538,287 shares at 2003 and 2002, respectively	178	165
Additional paid-in capital	101,890	83,730
Retained earnings	27,187	18,480
Total Stockholders’ Equity	129,255	102,375
Total Liabilities and Stockholders’ Equity	$141,927	$108,037

See accompanying notes to consolidated financial statements.

EPIQ SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Data)

	Years Ended December 31,
	2003	2002	2001

OPERATING REVENUES:
Bankruptcy case management fees	$38,490	$27,459	$20,154
Bankruptcy professional services	29,446	8,797	7,995
Total Operating Revenues	67,936	36,256	28,149

COST OF SALES:
Cost of products and services	16,490	6,363	5,462
Depreciation and amortization (exclusive of intangible amortization shown below)	3,787	3,707	3,286
Total Cost of Sales	20,277	10,070	8,748

GROSS PROFIT	47,659	26,186	19,401

OPERATING EXPENSES:
General and administrative	16,868	9,443	8,450
Depreciation	781	542	368
Amortization of goodwill and intangibles	3,610	350	788
Acquisition related	1,793	575	353
Total Operating Expenses	23,052	10,910	9,959

INCOME FROM OPERATIONS	24,607	15,276	9,442

INTEREST INCOME (EXPENSE):
Interest income	284	573	753
Interest expense	(201)	(137)	(100)
Net Interest Income	83	436	653

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	24,690	15,712	10,095

PROVISION FOR INCOME TAXES	10,165	5,946	3,842

INCOME FROM CONTINUING OPERATIONS	14,525	9,766	6,253

DISCONTINUED OPERATIONS:
Loss from operations of discontinued infrastructure business	(9,562)	(2,466)	(2,117)
Income tax benefit from operations of discontinued infrastructure business	3,744	933	806
TOTAL DISCONTINUED OPERATIONS	(5,818)	(1,533)	(1,311)

NET INCOME	$8,707	$8,233	$4,942

NET INCOME PER SHARE INFORMATION:
Income per share – Basic
Income from continuing operations	$0.82	$0.66	$0.47
Loss from discontinued operations	(0.33)	(0.10)	(0.10)
Net income per share – Basic	$0.49	$0.56	$0.37

Income per share – Diluted
Income from continuing operations	$0.80	$0.64	$0.44
Loss from discontinued operations	(0.32)	(0.10)	(0.09)
Net income per share – Diluted	$0.48	$0.54	$0.35

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,619	14,775	13,508
Diluted	18,104	15,309	14,111

See accompanying notes to consolidated financial statements.

EPIQ SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(In Thousands, except for share and per share data)

	Year Ended December 31,
	2003	2002	2001

PREFERRED SHARES (2,000,000 authorized)	—	—	—
COMMON SHARES (50,000,000 authorized):
Shares, beginning of year	16,538	14,398	8,374
Shares issued upon exercise of options	189	140	201
Shares issued in secondary public offering	—	—	1,025
Shares issued in private placement of stock	—	2,000	—
Shares issued in acquisition of business	1,054	—	—
Stock split	—	—	4,798
Shares, end of year	17,781	16,538	14,398
COMMON STOCK – PAR VALUE $0.01 PER SHARE:
Balance, beginning of year	$165	$144	$84
Shares issued upon exercise of options	2	1	2
Net proceeds from secondary public offering	—	—	10
Net proceeds from private placement of stock	—	20	—
Shares issued in acquisition of business	11	—	—
Stock split	—	—	48
Balance, end of year	178	165	144
ADDITIONAL PAID-IN CAPITAL:
Balance, beginning of year	83,730	54,753	30,528
Shares issued upon exercise of options	1,039	420	866
Tax benefit from exercise of options	746	437	682
Net proceeds from secondary public offering	—	—	22,725
Net proceeds from (expenses for) private placement of stock	(114)	28,120	—
Shares issued in acquisition of business	16,489	—	—
Stock split	—	—	(48)
Balance, end of year	101,890	83,730	54,753
RETAINED EARNINGS:
Balance, beginning of year	18,480	10,247	5,311
Net income	8,707	8,233	4,942
Cash paid in lieu of fractional shares	—	—	(6)
Balance, end of year	27,187	18,480	10,247
TOTAL STOCKHOLDERS’ EQUITY	$129,255	$102,375	$65,144

See accompanying notes to consolidated financial statements.

EPIQ SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Years Ended December 31,
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,707	$8,233	$4,942
Adjustments to reconcile net income to net cash from operating activities:
Provision (benefit) for deferred income taxes	(1,855)	1,380	459
Depreciation and amortization	3,863	3,700	3,174
Amortization of software development costs	1,933	1,756	977
Amortization of goodwill and other intangible assets	3,745	498	1,402
Asset impairment charges	7,615	—	—
Other, net	234	225	265
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(5,948)	(1,149)	(918)
Prepaid expenses and other assets	(981)	(581)	(204)
Accounts payable and accrued expenses	2,522	(827)	274
Income taxes, including tax benefit from exercise of stock options	731	504	740
Other	85	37	(327)
Net cash from operating activities	20,651	13,776	10,784

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,771)	(4,938)	(7,287)
Software development costs	(2,754)	(1,955)	(2,022)
Cash paid for acquisition of business, net of cash acquired	(43,263)	(682)	(12,188)
Other investing activities, net	(209)	112	36
Net cash used in investing activities	(49,997)	(7,463)	(21,461)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of borrowings on lines of credit	—	—	(3,575)
Principal payments under capital lease obligations	(97)	(103)	(167)
Payment on deferred acquisition price	(250)	(250)	(250)
Net proceeds from (expenses for) stock issuance	(114)	28,140	22,735
Proceeds from exercise of stock options and warrants	1,041	421	868
Cash paid in lieu of fractional shares	—	—	(6)
Net cash from financing activities	580	28,208	19,605

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(28,766)	34,521	8,928

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	59,827	25,306	16,378
Less cash classified as held for sale	(714)	—	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$30,347	$59,827	$25,306

See accompanying notes to consolidated financial statements.

EPIQ SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003, 2002 AND 2001

NOTE 1:                                                NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

EPIQ Systems, Inc. (the “Company”) provides technology-based case management solutions to attorneys, law firms, trustees and debtor companies that administer cases in the federal bankruptcy system.  Customers implement the Company’s solutions to administer personal and corporate bankruptcy cases of all sizes and configurations.  EPIQ Systems’ product and service offerings automate various administrative tasks pertaining to bankruptcy claims, assets, financial records and other data associated with liquidations and reorganizations and assist customers in organizing and managing their databases of case information, preparing notices and mailings, and in fulfilling their additional responsibilities.  Customers implementing the Company’s bankruptcy management solution have a single environment in which to administer their cases.

The Company’s infrastructure software division, now held for sale and classified as a discontinued operation, serves corporate customers that must frequently exchange data files with their business partners or their own end-user customers.  The DataExpress® product line automates the transmission of data files over the Internet or private networks in a secure environment.

As discussed in Note 18, subsequent to year-end the Company acquired P-D Holding Corp. and its wholly-owned operating subsidiary, Poorman-Douglas Corporation (collectively, “Poorman-Douglas”).  Poorman-Douglas provides technology-based products and services for the class action and mass tort market, as well as for the bankruptcy reorganization market.

Common Stock Splits

On November 6, 2001, the Company announced that its Board of Directors had approved a 3 for 2 stock split effected as a 50% stock dividend, payable November 30, 2001, to holders of record as of November 16, 2001.  The Company paid cash to shareholders in lieu of fractional shares.  All per share and shares outstanding data in the Consolidated Statements of Income and notes to the consolidated financial statements have been retroactively restated to reflect the stock split.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in banks and all liquid investments with original maturities of three months or less.

Software Development Costs

Certain internal software development costs incurred in the creation of computer software products are capitalized once technological feasibility has been established.  Development costs incurred prior to establishment of technological feasibility are expensed and shown as general and administrative expenses on the statements of income.  Capitalized costs are amortized based on the ratio of current revenue to current and estimated future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product, not to exceed five years.  Amortization of software costs is included in cost of sales in the Consolidated Statements of Income.

Intangible Assets

Intangible assets consist of goodwill, customer contracts, trade names and agreements not to compete, which were the result of the business acquisitions of CPT Group, Inc., ROC Technologies, Inc., PHiTECH, Inc., DCI Chapter 7 Solutions, Inc., and Bankruptcy Services LLC.  Customer contracts, trade names and agreements not to compete are being amortized on a straight-line basis over their estimated economic benefit period, generally from 2 to 14 years.

The Company reviews its goodwill on an annual basis at July 31 and between annual tests if events or changes in circumstances have indicated that the assets might be impaired. In accordance with the adoption of SFAS No. 142 on January 1, 2002, goodwill is no longer amortized.

The Company reviews its other intangibles for impairment whenever events or changes in circumstances have indicated that the carrying amount of its assets might not be recoverable.  Amortization of intangible assets is reflected in the Consolidated Statements of Income in operating expenses.

Impairment of Long-lived Assets

The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews for impairment long-lived assets and identifiable intangibles to be held and used whenever events or changes in circumstances indicate that the carrying amount of its assets might not be recoverable.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements.  A valuation allowance is provided when, in the opinion of management, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Stock-Based Compensation

The Company has adopted the disclosure provisions of SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123.  The Statement requires prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The Company accounts for stock compensation awards under the intrinsic method of Accounting Principles Board Opinion No. 25.  Opinion No. 25 requires compensation cost to be recognized based on the excess, if any, between the quoted market price at the date of grant and the amount an employee must pay to acquire stock.  Options awarded under the Company’s plan are granted with an exercise price equal to the fair market value on the date of the grant.  Had the compensation cost been determined based on the fair value at the grant dates using SFAS No. 123, the Company’s December 31, 2003, 2002 and 2001 net income and net income per share would have been reduced to the following pro forma amounts:

		(In Thousands, Except Per Share Data)
		Years Ended December 31,
		2003	2002	2001

Net income, as reported		$8,707	$8,233	$4,942
Deduct: Total stock-based employee compensation expense determined under fair value based method for all options, net of tax		(2,195)	(2,258)	(829)
Net income, pro forma		$6,512	$5,975	$4,113

Net income per share – Basic	As reported	$0.49	$0.56	$0.37
	Pro forma	$0.37	$0.40	$0.30

Net income per share – Diluted	As reported	$0.48	$0.54	$0.35
	Pro forma	$0.36	$0.39	$0.29

Pro forma amounts presented here are based on actual earnings and consider only the effects of estimated fair values of stock options.

The fair value of the above options was estimated during the quarter of grant using the Black-Scholes option-pricing model with the following key assumptions:

	2003	2002	2001

Expected life (years)	5.5 – 6.2	6.2	6.5
Volatility	50% - 55%	53%	79%
Risk-free interest rate	2.2% - 3.1%	3.2% - 4.4%	1.9% - 6.7%
Dividend yield	0%	0%	0%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility.  Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Revenue Recognition

The Company has agreements with customers obligating it to deliver various products and services each month.  Case management fees paid are contingent upon the month-to-month delivery of the products and services defined by the contracts and are related primarily to the size and complexity of the ongoing engagement.  The formula-based fees earned each month become fixed and determinable on a monthly basis as a result of all contractually required products and services delivered by the Company during the month.  Document management revenues are recognized in the period the services are provided.  Significant sources of revenue include:

•                       A monthly fee from financial institutions based on a percentage of total liquidated assets on deposit and on the number of trustees.

•                       Fees for database conversions, database processing, maintenance and software upgrades.

•                       Monthly revenue based on the number of cases in a database.

•                       Fees based on the number of claims in a case.

•                       Fees for services, including technology services, claims reconciliation, document printing, noticing, balloting, and other professional services.

Comprehensive Income

The Company has no components of other comprehensive income; therefore comprehensive income equals net income for each of the three years ended December 31, 2003, 2002 and 2001.

Net Income Per Share

Basic net income per share is computed using the weighted average number of common shares outstanding for the period.  Diluted net income per share reflects the potential dilution of securities by adding other common stock equivalents, primarily stock options, to the weighted average number of common shares outstanding for a period, if dilutive.

Segment Information

In determining the Company’s reportable segments, the Company examines the way it organizes its business internally for making operating decisions and assessing business performance.  The Company’s revenues are derived from sources within the United States of America and all of its long-lived assets are located in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 150 (“SFAS 150”), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.  SFAS 150 established standards for classifying and measuring certain financial instruments that embody obligations and have characteristics of both liabilities and equity.  SFAS 150 became effective June 1, 2003, for all financial instruments created or modified after May 31, 2003, and otherwise became effective as of July 1, 2003.  In December 2003, the FASB deferred for an indefinite period the application of the guidance in SFAS 150 to noncontrolling interests that are classified as equity in the financial statements of a subsidiary but, on application of SFAS 150, would be classified as a liability in the parent’s financial statements.  The deferral is limited to mandatorily redeemable noncontrolling interests associated with finite-lived subsidiaries.  The Company believes it does not have any such entities and that future guidance on this issue will not have a material impact on its consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities.  FIN 46, which applies to all public entities, clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  In December 2003, the FASB reissued FIN 46 with certain modifications and clarifications.  Application of this guidance was effective for interests in certain variable interest entities commonly referred to as special-purpose entities as of December 31, 2003.  Application for all other types of entities is required for periods ending after March 15, 2004, unless previously applied.  The Company expects that final adoption of this statement will not have a material impact on its consolidated financial statements.

Reclassification

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year’s financial statement presentation.

NOTE 2:                                                PROPERTY AND EQUIPMENT

Property, equipment and leasehold improvements are stated at cost and depreciated or amortized on a straight-line basis over the estimated useful life of each asset.  The classification of property and equipment and their estimated useful lives is as follows:

	(In Thousands)
	December 31, 2003	December 31, 2002	Estimated Useful Life

Land	$192	$192
Building	4,091	4,091	30 years
Improvements – building and leasehold	1,820	1,065	5 – 10 years
Furniture and fixtures	1,776	1,474	5 – 10 years
Computer equipment	11,338	10,859	2 – 5 years
Office equipment	906	399	5 – 10 years
Transportation equipment	2,518	2,518	3 – 5 years
	22,641	20,598
Less accumulated depreciation and amortization	(10,755)	(9,024)
Property, equipment and leasehold improvements, net	$11,886	$11,574

The Company reviews its property, equipment and leasehold improvements for impairment whenever events or changes in circumstances have indicated that the carrying amount of its assets might not be recoverable.

NOTE 3:                        SOFTWARE DEVELOPMENT COSTS

The following is a summary of software development costs capitalized:

	(In Thousands)
	Year Ended December 31,
	2003	2002

Amounts capitalized, beginning of year	$9,031	$7,065

Development costs capitalized	2,753	1,955
Acquisitions	341	11
Impairment, gross of amortization	(4,913)	—
Amounts capitalized, end of year	7,212	9,031

Accumulated amortization, end of year	(4,187)	(4,695)
Net software development costs	3,025	4,336
Less: Net software development costs included in assets held for sale	(226)	(2,425)
Net software development costs related to continuing operations	$2,799	$1,911

Included in the above are capitalized software development costs for unreleased products.  Such costs totaled $1,666,000 and $1,165,000 at December 31, 2003 and 2002, respectively.  Of the $1,165,000 capitalized as of December 31, 2002, $306,000 related to operations subsequently discontinued and, accordingly, has been reclassified and included in the accompanying Consolidated Balance Sheets under the caption “Long-term assets held for sale.”

NOTE 4:                        GOODWILL AND INTANGIBLE ASSETS

In June 2001, the FASB issued SFAS No. 142, which was adopted by the Company on January 1, 2002, requiring, among other things, the discontinuance of amortization of goodwill and certain other intangible assets.  In addition, the Statement includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill.

During November 2003 (the “Measurement Date”), a decision was made to dispose of the Company’s infrastructure software business.  In accordance with SFAS No. 144, long-lived assets classified as held for sale are to be measured at the lower of their carrying amounts or fair value less cost to sell.  Accordingly, as of the Measurement Date the Company performed an impairment analysis based on estimated proceeds from the sale less selling costs.  Based on this analysis, the carrying amounts of the Company’s long-lived assets, including goodwill and intangible assets, were impaired.  For the year ended December 31, 2003 the Company reduced the carrying value of these assets and recorded a pre-tax impairment charge of approximately $7,615,000.  This impairment charge is included as a component of Discontinued Operations on our Consolidated Statements of Income.

Goodwill, net of amortization, was $64,188,000 and $17,449,000 for bankruptcy and related services as of December 31, 2003 and 2002, respectively.

The following table, as recast for the change in segments discussed in note 16, reconciles the changes in the Company’s goodwill balances during 2003 and 2002.

	Year Ended March 31, 2003			Year Ended December 31, 2002
	(in Thousands)			(in Thousands)
	Case Management	Document Management	Total	Case Management	Document Management	Total
Balance, beginning of period	$17,449	$—	$17,449	$17,398	$—	$17,398
Settlement of contingencies from previous acquisitions	—	—	—	(170)	—	(170)
Goodwill acquired during the period	26,267	20,472	46,739	221	—	221
Balance, end of period	$43,716	$20,472	$64,188	$17,449	$—	$17,449

Goodwill related to the Company’s former infrastructure software segment, with a balance of $3,826,000 as of both January 1, 2002 and 2003, was entirely impaired during 2003 and is a component of the pre-tax impairment charge of $7,615,000 discussed above.

In accordance with SFAS No. 142, adopted January 1, 2002, the Company discontinued the amortization of goodwill. Net income and earnings per share for the year ended December 31, 2001 adjusted to exclude this amortization expense, net of tax, is as follows:

(In Thousands, Except Per Share Data)
Year Ended December 31, 2001

Income from continuing operations	$6,253
Goodwill amortization, net of tax	386
Adjusted income from continuing operations, net of tax	6,639

Loss from discontinued operations	(1,311)
Goodwill amortization, net of tax	289
Adjusted loss from discontinued operations, net of tax	(1,022)

Adjusted net income	$5,617

Income per share - Basic
Income from continuing operations	$0.47
Goodwill amortization, net of tax	0.03
Adjusted income per share from continuing operations	0.50

Loss from discontinued operations	(0.10)
Goodwill amortization, net of tax	0.02
Adjusted income per share from discontinued operations	(0.08)

Adjusted net income per share - Basic	$0.42

Income per share - Diluted
Income from continuing operations	$0.44
Goodwill amortization, net of tax	0.03
Adjusted income per share from continuing operations	0.47

Loss from discontinued operations	(0.09)
Goodwill amortization, net of tax	0.02
Adjusted loss per share from discontinued operations	(0.07)

Adjusted net income per share - Diluted	$0.40

Other intangible assets related to continuing operations at December 31, 2003 and 2002 consisted of the following:

	(In Thousands)
	December 31, 2003	December 31, 2002

Amortized Other Intangible Assets:

Customer contracts	$8,060	$3,360
Accumulated amortization	(2,925)	(460)
Customer contracts, net	5,135	2,900

Trade names	60	60
Accumulated amortization	(45)	(25)
Trade names, net	15	35

Non-compete agreements	11,980	250
Accumulated amortization	(1,279)	(154)
Non-compete agreements, net	10,701	96

Total amortized intangible assets, net	$15,851	$3,031

Unamortized Other Intangible Assets:
Trade names	$474	—

Total Other Intangible Assets, net	$16,325	$3,031

The table below lists both historical amortization and estimated amortization from continuing operations related to intangible assets other than goodwill (before the effect of the Poorman-Douglas acquisition).

(In Thousands)
For The Years Ended December 31
Aggregate amortization expense from continuing operations:
2001	$165
2002	350
2003	3,610

Estimated amortization expense from continuing operations:
2004	$3,894
2005	1,679
2006	1,483
2007	1,483
2008	1,483

Other intangible assets related to Discontinued Operations at December 31, 2003 and 2002 consisted of the following:

	(In Thousands)
	December 31, 2003	December 31, 2002

Amortized Other Intangible Assets:

Customer contracts	$700	$700
Accumulated amortization	(260)	(195)
Impairment	(440)	—
Customer contracts, net	—	505

Trade names	650	650
Accumulated amortization	(241)	(182)
Impairment	(409)	—
Trade names, net	—	468

Non-compete agreements	50	50
Accumulated amortization	(46)	(35)
Impairment	(4)	—
Non-compete agreements, net	—	15

Total amortized intangible assets, net	—	$988

NOTE 5:                                                LINE OF CREDIT AND LONG-TERM OBLIGATIONS

Line of Credit

As of December 31, 2003, the Company had an unsecured $25,000,000 line of credit which matured May 31, 2006.  Any borrowing on the line of credit accrued interest at the Prime Rate as published in the Wall Street Journal or LIBOR plus 200 basis points, at the option of the Company.  The line of credit contained certain financial covenants pertaining to the maintenance of minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”) and maximum total debt to EBITDA.  The $25,000,000 line of credit replaced two existing lines of credit, with an aggregate capacity of $15,000,000, that were in place as of December 31, 2002.

No borrowings were outstanding under any line of credit as of either December 31, 2003 or 2002.  The Company was in compliance with all of the financial covenants under the lines of credit as of and for the years ended December 31, 2003 and 2002.

The line of credit outstanding at December 31, 2003 was terminated as of January 30, 2004 and replaced with a syndicated credit facility.  The credit facility consists of a $45,000,000 senior term loan, with amortizing principal quarterly payments of $4,500,000 beginning April 30, 2004, a $25,000,000 senior revolving loan, and a $30,000,000 subordinated term loan.  The senior term loan and revolver mature July 31, 2006, while the subordinated term loan matures December 31, 2006.  Interest on the credit facility is generally based on a spread over the LIBOR rates.  The credit facility contains financial covenants related to EBITDA, total debt and interest charges, and is secured by liens on real property and a significant portion of the Company’s personal property.

Deferred Acquisition Price

On January 31, 2003 EPIQ acquired 100% of the membership interests of Bankruptcy Services LLC (“BSI”), a provider of technology-based case management, consulting and administrative services for Chapter 11 cases, for a purchase price of $67,014,000.  A portion of the purchase price was deferred which consists of a non-interest bearing note, payable in five annual installments, with a face value of $4,000,000 discounted using an imputed rate of 5% per annum.  At December 31, 2003 the discounted liability was approximately $3,606,000 of which approximately $540,000 was classified as a current liability.  The annual undiscounted payments for this obligation at December 31, 2003 are as follows:

(In Thousands)
2004	$556
2005	555
2006	1,704
2007	593
2008	592
Total	$4,000

NOTE 6:                                                OPERATING LEASES

The Company has non-cancelable operating leases for office space at various locations expiring at various times through August 2013.  Each of the leases requires the Company to pay all executory costs (property taxes, maintenance and insurance).  Additionally, the Company has non-cancelable operating leases for office equipment and automobiles expiring through January 2007.

Future minimum lease payments during the years ending December 31 are as follows:

(In Thousands)
2004	$1,309
2005	1,057
2006	861
2007	716
2008	573
Thereafter	2,672
Total minimum lease payments	$7,188

Expense related to operating leases was approximately $1,047,000, $425,000, and $431,000 for the years ended December 31, 2003, 2002 and 2001, respectively.  Included in rental expense was approximately $162,000 paid to a related party for the year ended December 31, 2001.

NOTE 7:                                                RELATED PARTY TRANSACTIONS

The Company leased office space for the corporate headquarters building in Kansas City, Kansas from a partnership in which the Chairman of the Board and Chief Executive Officer of the Company is a partner.  The lease expired in February 2001 and became a month-to-month lease.  In May 2001 the Company purchased its corporate headquarters building and land for a cash purchase price of $1,750,000.  The purchase price was based on an independent appraisal of the building obtained by the Company in January 2001.

NOTE 8:                                                EMPLOYEE BENEFIT PLANS

Stock Purchase Plan

The Company established an employee stock purchase plan in October 2000.  The plan creates an opportunity for the majority of employees to purchase shares of the Company’s common stock through payroll deduction.  The purchase prices for all employee participants are based on the closing bid price on the last business day of the month.

Defined Contribution Plan

The Company has a defined contribution 401(k) plan covering substantially all employees.  The Company matches 60% of the first 10% of employee contributions and also has the option of making discretionary contributions.  Contributions were approximately $426,000, $337,000, and $270,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

NOTE 9:                                                STOCKHOLDERS’ EQUITY

On June 6, 2001, the shareholders approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized common shares to 50,000,000 from 20,000,000.

On June 29, 2001, the Company completed a secondary public offering of 1,537,500 shares of its common stock and received net proceeds of $22,735,000, after underwriter’s discount and offering expenses of $1,865,000.

On November 7, 2002, the Company completed a private placement of 2,000,000 shares of its common stock and received net proceeds of approximately $28,140,000, after underwriter’s discount and offering expenses of $1,860,000.

On January 31, 2003, the Company issued 1,054,230 shares of restricted common stock, valued at approximately $16,500,000, as a part of the transaction to purchase the membership interests of BSI.  Half of the restricted shares cannot be sold, transferred or encumbered for a period of one year from the date of issue, and the other half of the restricted shares cannot be sold, transferred or encumbered for a period of two years from the date of issue.

In connection with the initial public offering, the Company issued warrants to purchase 360,000 shares of stock at $1.87 per share to its underwriters, expiring at the close of business on February 3, 2002.  At December 31, 2000 warrants to purchase 107,550 shares of stock remained outstanding.  In January 2001, 103,670 warrants were exercised for their exercise price, resulting in the issuance of an additional 103,670 shares of common stock.  In April 2001, 2,588 of the remaining warrants were converted in a cashless exercise, resulting in the issuance of an additional 2,181 shares of common stock.  The remaining 1,293 warrants were converted to 1,165 shares of common stock in a cashless exercise in May 2001.  There were no remaining warrants outstanding after the May 2001 transaction.

NOTE 10:                                         INCOME TAXES

The following table presents the income from continuing operations, all from domestic sources, before income taxes and the provision (benefit) for income taxes.

	(In Thousands)
	Years Ended December 31,
	2003	2002	2001

Income before income taxes:	$24,690	$15,712	$10,095

Provision for income taxes from continuing operations:
Currently payable income taxes
Federal	7,245	4,438	3,015
State	2,886	1,007	672
Total	10,131	5,445	3,687

Deferred income taxes
Federal	28	441	136
State	6	60	19
Total	34	501	155

Provision for income taxes from continuing operations	$10,165	$5,946	$3,842

Provision (benefit) for income taxes from discontinued operations:
Current income tax	$(1,855)	$(1,812)	$(1,110)
Deferred income taxes	(1,889)	879	304
(Benefit) for income taxes from discontinued operations	(3,744)	(933)	(806)

Consolidated income tax provision	$6,421	$5,013	$3,036

A reconciliation of the provision for income taxes from continuing operations at the statutory rate (35% in 2003 and 34% in both 2002 and 2001) to provision for income taxes from continuing operations at the Company’s effective rate is shown below:

	(In Thousands)
	Years Ended December 31,
	2003	2002	2001

Computed at the statutory rate	$8,641	$5,342	$3,432
Change in taxes resulting from:
State income taxes, net of federal tax effect	1,372	553	361
Other	152	51	49
Provision for income taxes from continuing operations	$10,165	$5,946	$3,842

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities on the accompanying balance sheets are as follows:

	(In Thousands)
	December 31, 2003	December 31, 2002

Deferred tax assets:
Allowance for doubtful accounts	$164	$12
Intangible assets	1,890	110
Property and equipment and software development costs	109	—
Other	28	82
Total deferred tax assets	2,191	204

Deferred tax liabilities:
Prepaid expenses	342	185
Intangible assets	939	355
Property and equipment and software development costs	1,141	1,750
Total deferred tax liabilities	2,422	2,290

Net deferred tax liability	$(231)	$(2,086)

The above net deferred tax liability is presented on the balance sheets as follows:

	(In Thousands)
	December 31, 2003	December 31, 2002

Current Assets:
Deferred income taxes	$1,736	$—
Current Liabilities:
Other accrued expenses	—	(106)
Long-term Liabilities:
Deferred income taxes	(1,967)	(1,980)
	$(231)	$(2,086)

NOTE 11:                                         NET INCOME PER SHARE

The details of the calculation of basic and diluted net income per share from continuing operations are as follows:

	(In Thousands, Except Per Share Data)
	2003			2002			2001
	Net Income	Weighted Average Shares Outstanding	Per Share Amount	Net Income	Weighted Average Shares Outstanding	Per Share Amount	Net Income	Weighted Average Shares Outstanding	Per Share Amount
Basic income per share from continuing operations	$14,525	17,619	$0.82	$9,766	14,775	$0.66	$6,253	13,508	$0.47

Effect of dilutive securities:
Stock options		485			534			603

Diluted income per share from continuing operations	$14,525	18,104	$0.80	$9,766	15,309	$0.64	$6,253	14,111	$0.44

Options to purchase 113,000, 99,000 and 4,000 shares of common stock as of December 31, 2003, 2002 and 2001, respectively, were antidilutive and therefore not included in the computation of diluted earnings per share.

NOTE 12:                                         STOCK OPTIONS

The Company’s 1995 Stock Option Plan (the “Plan”), as amended, limits the grant of options to acquire shares of common stock to 4,500,000 shares.  At December 31, 2003, there were approximately 1,753,000 options available for future grants under the Plan.  Under the Plan, the option price may not be less than 100% of the fair market value of the common stock on the date of grant for a non-qualified stock option or an incentive stock option (“ISO”).

The Board of Directors administers the Plan and has discretion to determine the term of an option, which may not be exercised more than 10 years after the date of grant.  In the case of an ISO granted to an employee owning more than 10% of the voting stock of the Company, the term may not exceed five years from the date of grant.  Options may not be transferred by an optionee except by will or the laws of descent and distribution and are exercisable during the lifetime of an optionee only by the optionee or the optionee’s guardian or legal representatives.  Assuming the option is otherwise still exercisable, options must be exercised within one year after a termination of employment due to death, one year after a termination of employment due to disability, and three months after any other termination of employment.

The Board of Directors may require in its discretion that any option granted becomes exercisable only in installments or after some minimum period of time, or both.  The vesting schedule for outstanding options ranges from immediately to five years.

As of December 31, 2003, the Company had outstanding one stock option to acquire up to 80,000 shares of common stock, which option was granted outside the Plan as an inducement grant to a new executive.  The option was granted at an option exercise price equal to fair market value of the common stock on the date of grant, is a non-qualified option, is exercisable for up to 10 years from the date of grant and vests 20% on the grant date and continues to vest 20% per year on each anniversary of the grant date until fully vested.

A summary of the Company’s stock options outstanding as of December 31, 2003, 2002 and 2001 is presented below:

	(In Thousands, Except Price Data)
	2003		2002		2001
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Outstanding, beginning of year	1,744	$6.87	1,293	$5.88	1,134	$3.92
Granted	727	16.42	679	15.79	443	9.89
Forfeited	(87)	10.08	(91)	8.96	(87)	7.06
Exercised	(192)	5.36	(137)	3.00	(197)	3.09
Outstanding, end of year	2,192	10.97	1,744	6.87	1,293	5.88

Options exercisable at year-end	1,225		791		355
Weighted-average fair value of options granted during the year	$9.67		$8.65		$7.23

The following table summarizes information about stock options outstanding at December 31, 2003:

	(In Thousands, Except Life and Price Data)
	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price

$1.56 to $3.99	97	4.63 years	$3.12	93	$3.09
$4.00 to $5.99	403	5.58 years	4.66	335	4.67
$6.00 to $12.99	464	7.53 years	10.07	278	10.35
$13.00 to $15.99	508	9.76 years	15.81	6	14.55
$16.00 and over	720	8.87 years	17.02	513	16.79
	2,192	8.00 years	12.38	1,225	10.97

NOTE 13:                                         SIGNIFICANT CUSTOMER AND CONCENTRATION

The Company promotes its Chapter 7 TCMS® software related products and services through a national marketing arrangement with Bank of America.  Through this arrangement the Company receives revenues based on the number of trustees and the level of trustees’ deposits with that institution.  The Company also earns revenue from conversions, upgrades, electronic banking services, technology services and marketing and consulting services.  Revenues recognized by the Company from Bank of America as a result of these arrangements were approximately $34,324,000, $29,476,000, and $22,335,000 for 2003, 2002 and 2001, respectively.  The increase in each year shown was from increases in the number of trustees and deposits, electronic banking, technology integration fees, technology management fees and marketing and consulting services.  Additionally, Bank of America represented approximately 57% and 75% of the Company’s accounts receivable balance as of December 31, 2003 and 2002, respectively.

In 2003, the Company agreed with Bank of America that the exclusive marketing arrangement will become a non-exclusive marketing arrangement effective April 1, 2004.  The non-exclusive marketing arrangement will extend through September 30, 2006, unless otherwise mutually agreed.

NOTE 14:                                         BUSINESS ACQUISITIONS

Bankruptcy Services LLC

On January 31, 2003, EPIQ acquired 100% of the membership interests of Bankruptcy Services LLC (“BSI”), a provider of technology-based case management, consulting, and administrative services for Chapter 11 cases, for a purchase price of $67,014,000.  This acquisition provided complementary diversification to the Company’s existing legal services business.  The results of BSI’s operations have been included in the consolidated results of operations since that date.  The purchase price included the following components:

Cash	$45,500,000
Restricted stock (1,054,000 shares) of the Company	16,500,000
Deferred acquisition price	3,445,000
Assumed liabilities	1,250,000
Acquisition costs	319,000

The deferred acquisition price consists of a non-interest bearing note, payable in five annual installments, with a face value of $4,000,000 discounted using an imputed rate of 5% per annum.

The purchase price has been allocated to tangible and identifiable intangible assets as follows:

Net tangible assets	$3,030,000
Software	341,000
Trade name	474,000
Customer backlog	4,700,000
Non-compete agreements	11,730,000

The Company is using the straight-line method to amortize the software over three years, the customer backlog over two years and the non-compete agreements over ten years.  The trade name has an indefinite life and, therefore, is not currently subject to amortization.  Goodwill of $46,739,000, which is deductible for tax purposes, was assigned as follows:  $26,267,000 to the case management segment and $20,472,000 to the document management segment.

CPT Group, Inc.

On July 10, 2002, the Company acquired the Chapter 7 trustee business of CPT Group, Inc. in Orange County, California.  The purchase price totaled $852,000, including acquisition costs of $52,000.  The net purchase price of $800,000 was paid in cash.  The purchase price was allocated to software of $11,000 and customer contracts of $620,000.  The software is being amortized on a straight-line basis over 12 months, while the customer contracts are being amortized on a straight-line basis over 10 years.  The remainder of the purchase price was allocated to goodwill and totaled $221,000.  In accordance with SFAS No. 142, the goodwill is not being amortized.  The acquisition was accounted for using the purchase method of accounting with the operating results included in the Company’s Consolidated Statement of Income since the date of acquisition.

ROC Technologies, Inc.

On October 11, 2001, the Company acquired certain assets from ROC Technologies, Inc., the bankruptcy management software subsidiary of Imperial Bancorp.  Imperial Bancorp is a subsidiary of Comerica, Inc. (“Comerica”).  The acquisition followed Comerica’s decision to exit the Chapter 7 trustee business.  The purchase price totaled approximately $12,228,000, including acquisition costs of $188,000 and assumed liabilities of $40,000.  The net purchase price of $12,188,000 was paid entirely in cash.  The purchase price was allocated to property and equipment of $118,000, software of $270,000, trade name of $60,000 and customer contracts of $1,840,000.  The software and trade name are being amortized on a straight-line basis over 3 years while the customer contracts are being amortized on a straight-line basis over 10 years.  The remainder of the purchase price was allocated to goodwill and totaled $9,940,000. In accordance with SFAS No. 142, the goodwill is not being amortized.  The acquisition was accounted for using the purchase method of accounting with the operating results included in the Company’s Consolidated Statement of Income since the date of acquisition.

Pro Forma Information

Unaudited pro forma operations assuming each purchase acquisition was made at the beginning of the year preceding the acquisition are shown below:

	(In Thousands, Except Per Share Data)
	For the Years Ended December 31,
	2003	2002	2001

Operating revenues	$69,914	$63,368	$31,774

Income from continuing operations	14,851	9,829	4,740
Discontinued operations	(5,780)	(1,533)	(1,311)
Net income	9,071	8,296	3,429

Net income per share:
Income per share – Basic
Income from continuing operations	0.84	0.66	0.35
Loss from discontinued operations	(0.33)	(0.10)	(0.10)
Net income per share - Basic	0.51	0.56	0.25

Income per share – Diluted
Income from continuing operations	0.82	0.64	0.33
Loss from discontinued operations	(0.32)	(0.10)	(0.09)
Net income per share - Diluted	0.50	0.54	0.24

Pro forma data reflect the difference in amortization expense between EPIQ and the acquired company as well as other adjustments, including income taxes and management compensation.  The pro forma information is not necessarily indicative of what would have occurred had the acquisition been completed on that date nor is it necessarily indicative of future operations.

NOTE 15:                                         DISCONTINUED OPERATIONS

The Company acquired the infrastructure software business in March 2000.  The primary offering for the infrastructure software market is DataExpress®, a software product line that automates the exchange of data files between the Company’s customers and their business partners.  During November 2003 (the “Measurement Date”), the Company determined that its infrastructure software business was no longer germane to the Company’s long-term strategic plan.  Accordingly, the Company developed and committed to a plan to sell, within one year, the infrastructure software business.

The disposal plan consists primarily of the active marketing of the infrastructure business.  The Company believes the sale of infrastructure software will be completed within one year of the Measurement Date.  The disposal of the infrastructure business represents a discontinued operation under SFAS No. 144 and is classified as held for sale.  Accordingly, assets and liabilities related to this business have been reclassified in the accompanying Consolidated Balance Sheets as held for sale, and revenues, cost of sales, and operating expenses related to this business have been reclassified in the accompanying Consolidated Statements of Income for all periods presented as “Discontinued Operations.”

In accordance with SFAS No. 144, long-lived assets classified as held for sale are to be measured at the lower of their carrying amounts or fair value less cost to sell.  Accordingly, as of the Measurement Date, the Company performed an impairment analysis based on estimated proceeds from the sale less estimated selling costs.  Based on this analysis, the carrying amounts of the long-lived assets including property and equipment, goodwill and other intangible assets, were impaired.  For the year ended December 31, 2003 the Company wrote down the carrying value of these assets and recorded a pre-tax impairment charge, included in Discontinued Operations in the accompanying Consolidated Statements of Income, of approximately $7,615,000.  The tax benefit related to this impairment charge, also included in Discontinued Operations in the accompanying Consolidated Statements of Income, was approximately $3,000,000.

The following tables summarize financial information for Discontinued Operations.

Balance sheets of discontinued operations:

	(In Thousands)
	December 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash	$714	—
Accounts receivable, trade, less allowance for doubtful accounts of $16 and $26, respectively	258	$538
Prepaid expenses	82	65
Property and equipment, net	24	—
Software development costs, net	226	—
Total Current Assets	1,304	603

LONG-TERM ASSETS:
Property and equipment, net	—	312
Software development costs, net	—	2,425
Goodwill	—	3,826
Other intangibles, net of accumulated amortization of $412 in 2002	—	988
Other	—	20
Total Long-term Assets	—	7,571

Total Assets	1,304	8,174

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	146	72
Accrued expenses	27	115
Deferred revenue	964	817
Current maturities of long-term obligations	—	7
Total Current Liabilities	1,137	1,011

LONG-TERM LIABILITIES:
Deferred revenue	—	52
Total Long-term Liabilities	—	52

Total Liabilities	1,137	1,063

NET ASSETS OF DISCONTINUED OPERATIONS	$167	$7,111

Net revenue and pre-tax loss from discontinued operations:

	(In Thousands)
	Years Ended December 31
	2003	2002	2001

Net revenue from discontinued operations	$1,988	$2,020	$1,963

Pre-tax loss from discontinued operations	$(9,562)	$(2,466)	$(2,117)

NOTE 16:                                         SEGMENT REPORTING

During the quarter ended March 31, 2004, the Company changed the structure of its operating segments as a result of recent strategic changes in its business operations.  During November 2003, the Company determined that its infrastructure software segment was no longer aligned with its long-term strategic objectives.  Accordingly, the Company developed a plan to sell, within one year, the infrastructure software business.  On April 30, 2004, the Company completed the sale of its infrastructure software business.  On January 30, 2004, the Company acquired 100% of the equity of P-D Holding Corp. and its wholly-owned subsidiary, Poorman-Douglas Corporation (collectively, “Poorman-Douglas”).  Poorman-Douglas is a provider of technology-based products and services for class action, mass tort and bankruptcy case administration.

With these changes, the Company now has two operating segments to which resources are allocated and on which performance is assessed:  (i) case management and (ii) document management.  Previously, the Company’s operating segments were (x) bankruptcy and related services and (y) infrastructure software.  Case management solutions provide clients with integrated technology-based products and services for the automation of various administrative tasks.  Document management solutions include proprietary technology and production services to ensure timely, accurate and complete execution of the many documents associated with multi-faceted legal cases and communications applications.

Each segment’s performance is assessed based on segment revenues less costs directly attributable to that segment.  In management’s evaluation of performance, certain costs, such as shared services, administrative staff, and executive management, are not allocated by segment and, accordingly, the following operating segment results do not include those unallocated costs.  Assets reported within a segment are those assets used by the segment in its operations and consist of property and equipment, software, identifiable intangible assets and goodwill.  All other assets are classified as unallocated.  Infrastructure software is held for sale and is presented as a discontinued operation.  Consistent with guidance provided by the Financial Accounting Standards Board, the Company does not present segment information related to its discontinued operation.

Information concerning operations of our reportable segments is as follows (in thousands):

	Year Ended December 31, 2003
	Case Management	Document Management	Unallocated	Consolidated

Revenue:
Operating revenue	$49,688	$12,730	$—	$62,418
Reimbursed expenses	311	5,207	—	5,518
Total revenue	49,999	17,937	—	67,936

Costs and expenses:
Direct and administrative costs and depreciation and software amortization	13,118	9,658	15,150	37,926
Amortization of identifiable intangible assets	2,102	1,508	—	3,610
Acquisition related	—	—	1,793	1,793
Total operating expenses	15,220	11,166	16,943	43,329

Operating income	$34,779	$6,771	$(16,943)	24,607
Interest income, net				83

Income from continuing operations before income taxes				24,690

Provision for income taxes				10,165

Net income from continuing operations				$14,525

Total assets	$59,518	$26,806	$55,603	$141,927
Provisions for depreciation and amortization	$5,881	$1,516	$781	$8,178
Capital expenditures	$3,609	$—	$2,916	$6,525

	Year Ended December 31, 2002
	Case Management	Document Management	Unallocated	Consolidated

Revenue:
Operating revenue	$34,600	$984	$—	$35,584
Reimbursed expenses	—	672	—	672
Total revenue	34,600	1,656	—	36,256

Costs and expenses:
Direct and administrative costs and depreciation and software amortization	11,505	1,217	7,333	20,055
Amortization of identifiable intangible assets	350	—	—	350
Acquisition related	—	—	575	575
Total operating expenses	11,855	1,217	7,908	20,980

Operating income	$22,745	$439	$(7,908)	15,276
Interest income, net				436

Income from continuing operations before income taxes				15,712

Provision for income taxes				5,946

Net income from continuing operations				$9,766

Total assets	$25,780	$9	$82,248	$108,037
Provisions for depreciation and amortization	$4,047	$15	$538	$4,600
Capital expenditures	$2,869	$—	$4,024	$6,893

	Year Ended December 31, 2001
	Case Management	Document Management	Unallocated	Consolidated

Revenue:
Operating revenue	$26,559	$985	$—	$27,544
Reimbursed expenses	—	605	—	605
Total revenue	26,559	1,590	—	28,149

Costs and expenses:
Direct and administrative costs and depreciation and software amortization	9,868	1,135	6,563	17,566
Amortization of identifiable intangible assets	788	—	—	788
Acquisition related	—	—	353	353
Total operating expenses	10,656	1,135	6,916	18,707

Operating income	$15,903	$455	$(6,916)	9,442
Interest income, net				653

Income from continuing operations before income taxes				10,095

Provision for income taxes				3,842

Net income from continuing operations				$6,253

Total assets	$26,352	$24	$44,272	$70,648
Provisions for depreciation and amortization	$4,064	$16	$364	$4,444
Capital expenditures	$1,939	$—	$7,370	$9,309

NOTE 17:                                         ADDITIONAL CASH FLOWS INFORMATION

	(In Thousands)
	2003	2002	2001
Additional Cash Information

Interest paid	$53	$151	$135
Income taxes paid	$7,518	$3,128	$1,837

Noncash Investing and Financing Activities

The Company acquired certain assets and assumed certain liabilities of BSI in 2003.  The Company acquired certain business assets of CPT Group, Inc and received a settlement for contingencies on the ROC acquisition in 2002.  The Company acquired certain business assets and assumed certain liabilities of ROC in 2001.  In conjunction with the acquisitions, cash flow information is as follows:

	(In Thousands)
	2003	2002	2001

Fair value of assets acquired	$67,014	$852	$12,228
Deferred obligation incurred in purchase transaction	(3,445)	—	—
Restricted stock issued	(16,500)	—	—
Settlement of contingencies from ROC acquisition	—	(170)	—
Liabilities assumed	(1,250)	—	(40)
Cash paid for acquisition	45,819	682	12,188
Cash acquired	2,556	—	—
Cash paid for acquisition, net of cash acquired	$43,263	$682	$12,188

NOTE 18:                                         SUBSEQUENT EVENTS

On January 30, 2004, the Company acquired 100% of the equity of P-D Holding Corp. and its wholly-owned operating subsidiary, Poorman-Douglas Corporation (collectively, “Poorman-Douglas”) in a transaction accounted for under the purchase method of accounting.  The approximate $115 million cash purchase price was financed using available cash and borrowings under a newly established $100 million credit facility.  This transaction provides complementary diversification to the Company’s existing legal services business.  The purchase price will be allocated to assets acquired, including identifiable intangible assets, and liabilities assumed based on the fair value of such assets acquired and liabilities assumed.  The purchase price in excess of the fair value of assets acquired less the fair value of liabilities assumed will be recorded as goodwill.  The Company has not completed the process of identifying and valuing all assets acquired and liabilities assumed.

On January 30, 2004, the Company terminated and replaced its existing $25 million line of credit with a $100 million syndicated credit facility.  The credit facility consists of

•                  $45 million senior term loan, with $4.5 million quarterly amortizing principal payments beginning April 30, 2004 and a final maturity of July 31, 2006;

•                  $25 million senior revolving loan, with a final maturity of July 31, 2006; and

•                  $30 million subordinated term loan, with no required amortizing principal payments and a final maturity of December 31, 2006.

Interest on the credit facility is generally based on a spread over the LIBOR rates, contains financial covenants related to EBITDA, total debt and interest charges, and is secured by liens on the Company’s real property and most of its personal property.

*     *     *

EPIQ SYSTEMS, INC.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

(In Thousands)

		Additions
Description	Balance at beginning of year	Charged to costs and expenses	Charged to other accounts	Deductions from reserves	Balance at end of year

Allowance for doubtful receivables for continuing operations

For the year ended December 31, 2003	$5	$347		$(12)	$340

For the year ended December 31, 2002	5				5

For the year ended December 31, 2001	5				5

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